UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2011

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

On April 1, 2011, Vyteris, Inc. (the “Company” or the “Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with MediSync BioServices, Inc. (“MediSync”), the Company and VYHNSUB, Inc. (the “Merger Sub”), pursuant to which the Merger Sub will be merged with and into MediSync, with MediSync continuing as the surviving corporation and a wholly-owned subsidiary of Company (the “Merger”). MediSync is the business of consolidating preclinical and contract research organization “CRO” and related businesses, including site management organizations (“SMO”), which sub-contract clinical trial-related responsibilities from a CRO or pharmaceutical/biotechnology company, and post marketing surveillance companies, which monitor pharmaceutical drugs and devices after release into the market.

On April 6, 2011, the Company, Merger Sub and MediSync consummated the Merger by filing a Certificate of merger with the Secretary of State of the State of Delaware. As a result of the Merger, the business of MediSync will be wholly owned and operated by Company.

On April 7, 2011, the Company filed a Current Report on Form 8-K regarding consummation of the Merger.  This Amendment No. 1 to Form 8-K contains the financial statements required to be filed under Item 9.01 of Form 8-K with respect to the Merger.

(a) Financial Statements of Business Acquired. Financial statements and management’s discussion and analysis for the year ended December 31, 2010 for MediSync Bio Services, Inc.

(b) Pro Forma Financial Information. Pro forma financial information for MediSync BioServices, Inc. and Vyteris, Inc. for the year ended December 31, 2010.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Financial statements and management’s discussion and analysis for the year ended December 31, 2010 for MediSync Bio Services, Inc.
99.2	Pro forma financial information for MediSync BioServices, Inc. and Vyteris, Inc. for the year ended December 31, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Haro Hartounian
Name: Haro Hartounian
Title: Chief Executive Officer
Dated: May 16, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Financial statements and management’s discussion and analysis for the year ended December 31, 2010 for MediSync Bio Services, Inc.
99.2	Pro forma financial information for MediSync BioServices, Inc. and Vyteris, Inc. for the year ended December 31, 2010